Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made and entered into as of January 28, 2026 (the “Effective Date”),

BY AND BETWEEN:

XMax Inc., a corporation duly organized and existing under the laws of the State of Nevada, United States (the “Lender”);

AND

JOYCHEER TRADE LIMITED, a company duly organized and existing under the laws of Hong Kong, with its registered office in Hong Kong (the “Borrower”).

The Lender and the Borrower are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

1.	Loan Amount

Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower, and the Borrower agrees to borrow from the Lender, an aggregate principal amount of USD 5,300,000 (the “Loan” and, together with all accrued interest and any other amounts which are due but unpaid hereunder, including all costs incurred by the Lender in connection with this Agreement, which includes all costs of enforcement and reasonable attorneys’ fees and expenses, the “Obligations”).

2.	Purpose of Loan

The Borrower shall use the proceeds of the Loan solely for general corporate and working capital purposes, unless otherwise agreed in writing by the Lender, and shall not be used in violation of any applicable law.

3.	Interest

3.1	Interest Rate

The outstanding principal amount of the Loan shall accrue interest at a rate of six percent (6.0%) per annum, calculated on the basis of a 365-day year and the actual number of days elapsed.

3.2	Interest Payment

Interest shall accrue from the funding date of the Loan and shall be payable in full together with the principal upon maturity or earlier repayment, unless otherwise agreed by the Parties in writing.

4.	Term

The term of the Loan shall be from the Effective Date until one (1) year from the funding date of the Loan (the “Maturity Date”), unless earlier repaid in accordance with this Agreement.

5.	Repayment

5.1	Maturity Repayment

On the Maturity Date, the Borrower shall repay the Obligations in full.

5.2	Prepayment

The Borrower may prepay the Loan, in whole or in part, at any time prior to the Maturity Date without penalty or premium, provided that all accrued and unpaid interest up to the date of prepayment shall be paid in full. Amounts paid or prepaid hereunder cannot be reborrowed.

6.	Representations and Warranties

The Borrower hereby represents and warrants to the Lender that:

a) The Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to carry on its business as now conducted. The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Borrower;

b) The execution, delivery, and performance of this Agreement have been duly authorized and do not violate any applicable law, regulation, or agreement binding on the Borrower;

c) All corporate action has been taken on the part of the Borrower, its officers, directors and/or members necessary for the authorization, execution and delivery of this Agreement and the transactions contemplated hereby;

d) This Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms;

e) No default or event of default exists as of the Effective Date; and

f) The authorization, execution and delivery of this Agreement will not constitute or result in a default or violation of any law or regulation applicable to the Borrower or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

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7.	Events of Default

Each of the following shall constitute an “Event of Default”:

a) Failure by the Borrower to pay any principal, interest, or other Obligations when due;

b) If the Borrower shall default in the performance of or compliance with any term (other than payment of any principal, interest, or other Obligations) contained in this Agreement and such default shall not have been remedied within five (5) days after the occurrence thereof;

c) Any representation or warranty made by the Borrower to the Lender shall be false or misleading in any material respect as of the time it was made;

d) The Borrower shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution, or similar relief under any present or future statute, law, or regulation, or shall file any answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Borrower, or of all or any substantial part of the properties of the Borrower, or the Borrower or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Borrower; or

e) within thirty (30) days after the commencement of any proceeding against the Borrower seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver, or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower, such appointment shall not have been vacated.

Upon the occurrence of an Event of Default, the Lender may (a) declare the Loan and all other Obligations to be, and the Loan and such Obligations shall thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Borrower will immediately pay to the Lender the Loan and such Obligations in full, and (b) exercise any and all other remedies granted to it at law, in equity or otherwise. Notwithstanding the foregoing, in the event of an Event of Default described in clause (g) or (h) above, the Loan and all other Obligations shall automatically mature and become immediately payable by the Borrower. The Borrower shall promptly notify the Lender of the occurrence of any Event of Default, and the Lender’s receipt of any payment after the occurrence of an Event of Default shall not constitute a waiver of such default or any of the Lender’s rights and remedies.

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8.	GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO. THE BORROWER STIPULATES THAT ANY DISPUTE OR DISAGREEMENT BETWEEN THE PARTIES AS TO THE INTERPRETATION OF ANY PROVISION OF, OR THE PERFORMANCE OF OBLIGATIONS UNDER, THIS AGREEMENT SHALL BE COMMENCED AND PROSECUTED IN ITS ENTIRELY IN, AND CONSENTS TO THE EXCLUSIVE JURISDICTION AND PROPER VENUE OF, ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE BORROWER CONSENTS TO PERSONAL AND SUBJECT MATTER JURISDICTION AND VENUE IN SUCH COURTS AND WAIVES AND RELINQUISHES ALL RIGHT TO ATTACK THE SUITABILITY OR CONVENIENCE OF SUCH VENUE OR FORUM BY REASON OF ITS PRESENT OR FUTURE DOMICILES OR BY ANY OTHER REASON. THE BORROWER ACKNOWLEDGES THAT ALL DIRECTIONS ISSUED BY THE FORUM COURT, INCLUDING ALL INJUNCTIONS AND OTHER DECREES, WILL BE BINDING AND ENFORCEABLE IN ALL JURISDICTIONS AND COUNTRIES. EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY SUCH DISPUTE OR DISAGREEMENT.

9.	Miscellaneous

9.1	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings.

9.2	Amendments

Any amendment or modification of this Agreement shall be valid only if made in writing and signed by both Parties.

9.3	Assignment; Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. This Agreement and the Lender’s rights and obligations hereunder shall be transferable and assignable by the Lender at any time, and the Borrower shall cooperate in such transfer. The Borrower may not assign or transfer this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the Lender, which may be withheld in the Lender’s sole discretion.

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9.4	Notices

All notices under this Agreement shall be in writing and delivered by email, courier, or registered mail to the addresses of the Parties set forth below, or such other address as a Party shall notify the other Party of from time to time pursuant to this Section 9.4:

If to the Borrower: [ Steven Zhao ] [              ]

If to the Lender: [ Ge Hui ] [              ]

9.5	Waivers; Attorneys’ Fees

The liability of the Borrower hereunder shall be absolute and unconditional. The Borrower hereby waives presentment, demand, notice of dishonor and protest, and agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in connection with the interpretation, enforcement, and collection of amounts due under this Agreement, both before and after judgment.

9.6	Illegality

If any provision of this Agreement shall be illegal or unenforceable, such provision shall be deemed canceled to the same extent as though it had never appeared herein, but the remaining provisions shall not be affected thereby.

9.7	Interest

Notwithstanding any other provision herein to the contrary, the aggregate interest rate charged with respect to outstanding principal hereunder, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the highest lawful rate of interest under applicable law.

9.8	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Loan Agreement as of the Effective Date first written above.

XMax Inc., as the Lender

By:	/s/ Xiaohua Lu
Name:	Xiaohua Lu
Title:	CEO

JOYCHEER TRADE LIMITED, as the Borrower

By:	/s/ Ge Hui
Name:	Ge Hui
Title:	Director